UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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LOUDEYE CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Special Meeting of Stockholders To Be Held March 11, 2003
PROXY STATEMENT
RECENT EVENTS
PROPOSAL NO. 1 REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS’ PROPOSALS
OTHER MATTERS
GENERAL
Appendix A

LOUDEYE CORP.
1130 Rainier Avenue South
Seattle, Washington 98144

February 18, 2003

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of Loudeye Corp. to be held at 1:00 p.m., local time, on Tuesday, March 11, 2003, at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101.

     The Notice of Special Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting.

     It is important that your shares be represented at the Special Meeting to ensure the presence of a quorum. Whether or not you plan to attend the Special Meeting, we hope that you will have your shares represented by completing, signing, dating and returning your proxy card in the envelope provided, as soon as possible. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support. We look forward to seeing you on March 11, 2003.

Sincerely,

/s/	Philip J. Gioia

Philip J. Gioia President and Chief Executive Officer

LOUDEYE CORP.
1130 Rainier Avenue South
Seattle, Washington 98144

Notice of Special Meeting of Stockholders
To Be Held March 11, 2003

     The Special Meeting of Stockholders (the “Meeting”) of Loudeye Corp., a Delaware corporation (the “Company”), will be held at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101, on Tuesday, March 11, 2003, at 1:00 p.m., local time, for the following purposes:

     (1)  To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, in three variations to effect a reverse stock split of the Company’s Common Stock, $.001 par value per share (the “Common Stock”) in either a one-for-twenty, one-for-fifteen or one-for-ten reverse stock split ratio and to grant the Company’s Board of Directors the authority, in its sole discretion, to (i) determine the reverse stock split ratio at one-for-twenty, one-for-fifteen or one-for-ten, or (ii) not to complete the reverse stock split; and

     (2)  To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Meeting will be simultaneously broadcast over the Web. The Web broadcast of the Meeting can be accessed through the Company’s Website at www.loudeye.com and following the procedures set forth at the Website. You will not be able to vote your shares via the Web broadcast of the Meeting.

     Holders of Common Stock of record at the close of business on February 17, 2003 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder during ordinary business hours at the Company’s principal executive offices at 1130 Rainier Avenue South, Seattle, Washington 98144, for a period of ten (10) days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANYTIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/	Eric J. Dale

Eric J. Dale Secretary

Seattle, Washington
February 18, 2003

YOUR VOTE IS IMPORTANT

Please mark, sign and date the enclosed proxy card and
mail it promptly in the enclosed return envelope.

LOUDEYE CORP.
1130 Rainier Avenue South
Seattle, Washington 98144

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
March 11, 2003

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Loudeye Corp. (the “Company,” “Loudeye,” “we” or “us”) of proxies to be voted at our Special Meeting of Stockholders to be held on March 11, 2003 (the “Meeting”) at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101 at 1:00 p.m., local time, and at any adjournment or adjournments thereof. Holders of record of our Common Stock, $.001 par value per share (the “Common Stock”), as of the close of business on February 17, 2003, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 46,403,325 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of February 17, 2003, there were 511 holders of record of our Common Stock.

     As a courtesy to our stockholders who desire to witness the Special Meeting but do not wish to attend the Special Meeting or vote their shares in person, we will be simultaneously broadcasting the Special Meeting over the Web. The Special Meeting can be accessed by going to our Website at www.loudeye.com and following the instructions.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR, a proposal to amend our Amended and Restated Certificate of Incorporation, as amended, in three variations to effect a reverse stock split of our Common Stock in either a one-for-twenty, one-for-fifteen or one-for-ten reverse stock split ratio, and to grant our Board of Directors the authority to determine the ratio for the reverse stock split at one-for-twenty, one-for-fifteen or one-for-ten, or not to complete the reverse stock split, in its sole discretion, and (ii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Chief Executive Officer of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast by the holders of Common Stock at the Meeting shall constitute a quorum. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of Proposal No. 1 relating to the reverse stock split.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved.

     This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about February 18, 2003.

RECENT EVENTS

     On February 3, 2003, John T. Baker IV resigned as Chairman and Chief Executive Officer of the Company. On February 4, 2003, Philip J. Gioia was appointed President and Chief Executive Officer and Charles P. Waite, Jr. was appointed Chairman of the Board of Directors. The Board of Directors engaged Regent Pacific Management Corporation to provide the services of selected Regent Pacific principals, including Mr. Gioia, as part of the Company’s executive management team. Additionally, Mr. Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific Management Corporation, was elected to the Company’s Board of Directors.

PROPOSAL NO. 1

REVERSE STOCK SPLIT

Introduction

     Our Board of Directors believes it is advisable and in the best interests of our stockholders to authorize a reverse stock split of our outstanding Common Stock. Our Board of Directors has unanimously approved the presentation to stockholders of a proposal to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our Common Stock on the terms described in this Proxy Statement. The Board of Directors is asking the stockholders to approve the three variations of this amendment, any of which the Board of Directors may implement in its sole discretion at any time on or before December 31, 2003. The Board is also asking the stockholders to grant to them the authority to determine the ratio for the reverse stock split at one-for-twenty, one-for-fifteen or one-for-ten (the “Reverse Split”).

     The principal effect of the Reverse Split would be to decrease the outstanding number of shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

     If the stockholders approve the proposal for the Reverse Split at the Meeting, at any time on or before December 31, 2003, the Board will be authorized, in its sole discretion, to implement the Reverse Split or to abandon the Reverse Split. The Board will set the ratio for the Reverse Split at one-for-twenty, one-for-fifteen or one-for-ten, or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board believes that approval of this discretion to the Board, rather than approval of an immediate stock split of a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its stockholders.

     The proposed Certificate of Amendment to our Certificate of Incorporation is attached to this Proxy Statement as Appendix A. Three versions of the Certificate of Amendment are presented to reflect the exact language of the Certificate of Amendment depending upon which of the three alternative Reverse Split ratios is adopted. The Reverse Split will become effective upon filing one of the variations of the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment (the “Effective Date”).

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to the Certificate of Incorporation to complete the Reverse Split.

Background and Reasons for the Reverse Split

     The primary purpose of the Reverse Split is to increase the market price of our Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. (“Nasdaq”). Our Common Stock is quoted on the Nasdaq SmallCap Market. In order for our Common Stock to continue to be quoted on the Nasdaq SmallCap Market, we are required to continue to comply with various listing maintenance standards established by Nasdaq, which are described below. Among other requirements, we are required to maintain a minimum bid price for our Common Stock of at least $1.00 per share.

     Under Nasdaq’s listing maintenance standards, if the closing bid price of our Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the 180 calendar days following notification by Nasdaq, Nasdaq may, subject to the possibility of additional extensions, delist our Common Stock from trading on the Nasdaq Stock Market.

     We received a letter, dated April 2, 2002 from Nasdaq advising us that the bid price for our Common Stock had closed below $1.00 per share for a period of 30 consecutive trading days. Nasdaq further advised us that we would be given a period of 180 calendar days within which to comply with the minimum bid price requirement in order to maintain our listing on the Nasdaq Stock Market. We were subsequently given a second period of 180 calendar days within which to comply with the minimum bid price requirement in order to maintain our listing on the Nasdaq Stock Market. This second 180 calendar day period expires on March 28, 2003. If the bid price of our Common Stock does not close above $1.00 per share for a minimum of ten consecutive trading days before March 28, 2003, Nasdaq may delist our Common Stock from trading on the Nasdaq Stock Market.

     We believe that maintaining the listing of our Common Stock on the Nasdaq Stock Market is in the best interests of the Company and that of our stockholders. If our stockholders do not approve the proposal to effect the Reverse Split, and the closing bid price of our Common Stock does not otherwise rise above $1.00, we believe that our Common Stock will cease to be listed on the Nasdaq Stock Market.

     If our Common Stock is not listed on the Nasdaq Stock Market and the trading price of our Common Stock were to remain below $1.00 per share, trading in our Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could inhibit brokers from trading in our Common Stock and further limit the market liquidity of our Common Stock and the ability of our investors to trade our Common Stock.

     In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of our Common Stock on the Nasdaq SmallCap Market is subject to the continued compliance with other quantitative and qualitative maintenance requirements set forth in the Nasdaq SmallCap Market listing requirements. In particular, the Nasdaq SmallCap Market listing requirements require that a company currently included in the Nasdaq SmallCap Market meet each of the following standards to maintain its continued listing: (i) stockholders equity of $2,500,000 (or market value of listed securities of $35,000,000, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years); (ii) a public float of 500,000 shares; (iii) a market value of public float of $1,000,000; (iv) a minimum bid price of $1.00 per share; (v) 300 round lot stockholders; (vi) two registered, active market makers; and (vii) compliance with Nasdaq corporate governance rules.

     Although we believe that the Reverse Split is in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, the Reverse Split will make it more difficult for us to meet other requirements for continued listing on the Nasdaq SmallCap Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     Our Board believes that the Reverse Split and anticipated increase in the price of our Common Stock should also enhance the acceptability and marketability of our Common Stock to the financial community and investing public, while a delisting could greatly impair our ability to access the capital markets. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

     In addition, firms that currently make a market for our Common Stock could discontinue that role. Many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the “pink sheets” or on regional exchanges.

     We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Shares of Common Stock and Preferred Stock Available for Future Issuance

     We are currently authorized to issue a maximum of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of February 13, 2003, we had 46,403,325 shares of Common Stock outstanding, 13,070,887 shares of Common Stock reserved for issuance under our stock option and various equity compensation plans, and 262,978 shares of Common Stock issuable upon exercise of outstanding warrants. No shares of Preferred Stock were reserved for issuance or outstanding as of February 13, 2003. Accordingly, as of February 13, 2003, we had 40,262,810 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock available for future issuance. The Reverse Split would reduce the number of shares of our Common Stock that are issued and outstanding, the number of shares reserved for issuance under our stock option and various equity compensation plans, and the number of shares issuable upon exercise of outstanding warrants. We will not decrease the number of shares of Common Stock or Preferred Stock that we are authorized to issue as a result of the Reverse Split. At the current time, the Company has no plans, proposals or arrangements, written or otherwise, to issue any additional authorized shares that would result from the Reverse Split.

     Based on approximately 46,403,325 shares of our common stock outstanding as of the record date, the following table reflects the approximate percentage reduction in the outstanding number of shares of our Common Stock, the approximate number of shares of our Common Stock that would be outstanding as a result of the Reverse Split, the approximate number of shares authorized but reserved for issuance after the Reverse Split, and the approximate number of shares authorized but unissued (and unreserved) after the Reverse Split depending upon the ratio for the Reverse Split determined by the Board of Directors:

			Approximate Number	Approximate Number
			of Shares	of Shares
			Authorized But	Authorized But
			Reserved For	Unissued (and
		Approximate Number of	Issuance	Unreserved)
Reverse Stock Split		Shares Outstanding	Post-Reverse Stock	Post-Reverse Stock
Ratio	Percentage Reduction	Post-Reverse Stock Split	Split	Split
1 for 20	95.0%	2,320,166	666,693	97,013,141
1 for 15	93.3%	3,093,555	888,924	96,017,521
1 for 10	90.0%	4,640,333	1,333,387	94,026,281

     If the Reverse Split is implemented, each outstanding and unexercised option and warrant that is exercisable for shares of our Common Stock would be automatically converted into an economically equivalent option, warrant or other security to purchase shares of our Common Stock by decreasing the number of shares underlying the option, warrant or security and increasing the exercise price appropriately. In addition, the number of shares of Common Stock which remain available for issuance under our stock option plans will be reduced by the same ratio as the Reverse Split.

     Owners of as many as 19 shares would be eliminated in the event the one-for-twenty Reverse Split ratio is adopted. The number of stockholders to be eliminated will vary depending on the Reverse Split ratio. For example, if the Reverse Split ratio is set high (e.g., 1 for 20), more stockholders will be eliminated than if the Reverse Split ratio is set low (e.g., 1 for 10).

     Based on figures as of February 13, 2003, the Company will have approximately 494 record holders if the one-for-twenty Reverse Split ratio is selected, and approximately 17 record holders will be eliminated as a result of the selection of this ratio. However, these figures do not reflect shares held by brokers in street name.

Potential Anti-Takeover Effects

     We will not decrease the number of shares of Common Stock or Preferred Stock that we are authorized to issue as a result of the Reverse Split. Failing to decrease the number of shares of Common Stock or Preferred Stock that we are authorized to issue may have the effect of impeding an unsolicited attempt by a person or entity to acquire control of Loudeye, although our Board of Directors does not intend or view this as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Management could use the additional shares to resist or frustrate a third-party transaction intended to provide an above-market premium that is favored by a majority of the independent stockholders. Our issuance of additional shares of Common Stock or Preferred Stock may, depending upon the circumstances under which the shares are issued, reduce stockholders’ equity per share, and will reduce the percentage of ownership of our capital stock of existing stockholders. The Company’s Amended and Restated Certificate of Incorporation provides for staggered terms for the directors serving on the Company’s Board of Directors, which could serve as an anti-takeover measure. Neither the Company’s bylaws, employment agreements nor credit agreements contain any other material anti-takeover provisions.

Effecting the Reverse Split

     If approved by stockholders at the Meeting, the Reverse Split will be effected only upon the Board’s determination that the Reverse Split is in the best interests of the Company and the Company’s stockholders and its establishment of one of the three alternative ratios as the appropriate ratio for the Reverse Split based on factors at the time. The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our Common Stock and on our compliance with the Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. Although we expect to file the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split immediately following approval of the Reverse Split at the Meeting, the actual timing of this filing will be determined by the Board of Directors. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the Effective Date.

     Upon the filing of the Certificate of Amendment, without further action on the part of the Company or the Company’s stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into the right to receive a number of shares of Common Stock issued in accordance with the terms of the Certificate of Amendment (the “New Common Stock”) calculated based on the designated one-for-twenty, one-for-fifteen or one-for-ten Reverse Split ratio. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold five shares of New Common Stock following a one-for-twenty Reverse Split.

No Fractional Shares

     We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold an aggregate number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our New Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date (giving effect to the Reverse Split).

Exchange of Stock Certificates

     The conversion of the shares of our Common Stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

     Our transfer agent, Mellon Investor Services, would act as exchange agent (the “Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company, or the Exchange Agent, will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

     Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. We estimate that our aggregate expenses relating to the Reverse Split will be approximately $50,000.00. All expenses of the exchange of certificates will be borne by us.

     YOU SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Accounting Consequences

     The par value of our Common Stock would remain unchanged at $.001 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid-in Capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split. We do not anticipate that any other accounting consequence would arise as a result of the Reverse Split.

Federal Income Tax Consequences

     The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Generally, a stockholder receiving cash in lieu of a fractional share of New Common Stock will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.

     We will not recognize any gain or loss as a result of the Reverse Split.

     Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

     The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the three variations of the amendment to our Amended and Restated Certificate of Incorporation, as amended, to approve the one-for-twenty, one-for-fifteen and one-for-ten Reverse Split ratios and to grant the Company’s Board of Directors the authority, in its sole discretion, to (i) determine the Reverse Split ratio at one-for-twenty, one-for-fifteen or one-for-ten, or (ii) not to complete the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of February 13, 2003, approximately 511 holders of record of our Common Stock. The following table sets forth certain information, as of February 13, 2003, with respect to holdings of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date, based upon currently available Schedules 13D and 13G filed with the SEC and other information, (ii) each of our directors and our four most highly compensated executive officers, in addition to our Chief Executive Officer, as of December 31, 2002, and (iii) all directors and executive officers as a group. Except as otherwise noted, the address of each person listed in the table is c/o Loudeye Corp., 1130 Rainier Avenue South, Seattle, WA 98144.

     Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after February 13, 2003. Percentage of beneficial ownership is based on 46,403,325 shares outstanding as of February 13, 2003, not including 7,467,970 treasury shares. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after February 13, 2003. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

	Amount and
	Nature of	Percent of
	Beneficial	Common
Name and Address	Ownership	Stock
OVP Venture Partners, L.P.(1) 2420 Carillon Point Kirkland, WA 98033	4,388,259	9.5%
Charles P. Waite, Jr.(2)	4,414,509	9.5%
Crest Communications Holdings LLC(3)	4,367,955	9.4%
James Kuster(4)	4,367,955	9.4%
Martin G. Tobias(5) 55 Bell Street, Suite 200 Seattle, WA 98121	2,816,529	6.1%
Gary J. Sbona(6)	1,000,000	2.1%
John T. Baker IV(7) 10199 Affirmed Lane NE Bainbridge Island, WA 98110	737,731	1.6%
Thomas A. Heymann(8)	667,418	1.4%
Joel H. McConaughy(9)	240,625	*
Michael S. Dougherty(10)	162,812	*
Johan C. Liedgren(11)	112,500	*
Anthony J. Bay(12)	98,250	*
Jerold J. Goade, Jr.(13)	88,500	*
Gail H. Clarke(14)	64,001	*
Philip J. Gioia(15)	0	*
All directors and executive officers as a group as of February 13, 2003 (11 persons) (16)	11,216,570	23.3%

*	Less than 1%.

(Footnotes continued on following page)

(1)	Includes 3,644,754 shares held by Olympic Venture Partners IV, L.P., 423,862 shares held by Olympic Venture Partners V, L.P., 272,547 shares held by OVP IV Entrepreneurs Fund, L.P. and 47,096 shares held by OVP V Entrepreneurs Fund, L.P. Beneficial ownership calculations for OVP Venture Partners, L.P. are based solely on its publicly-filed Schedule 13G dated February 14, 2002, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2001.

(2)	Includes 26,250 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003, and 4,388,259 shares held by entities affiliated with OVP Venture Partners, LP. Mr. Waite is one of our directors and is a general partner of OVP Venture Partners, LP. Mr. Waite disclaims beneficial ownership of shares held by OVP Venture Partners, LP, except to the extent of his pecuniary interest in those shares.

(3)	Includes 4,179,502 shares held by Crest Communications Holdings LLC. Crest Communications Holdings LLC’s shares are held in escrow subject to the terms of that certain Agreement and Plan of Reorganization among the Company, TT Holding Corp. and TenTV Acquisition Corp. dated as of November 19, 2002. Pursuant to the terms of such Agreement, Crest Communications Holdings LLC has the contingent right to receive 188,453 shares.

(4)	Consists of 4,179,502 shares held by Crest Communications Holdings LLC and 188,453 shares that Crest Communications Holdings LLC has the contingent right to receive. Mr. Kuster is one of our directors and a principal of Crest Communications Holdings LLC. Mr. Kuster disclaims beneficial ownership of shares held by Crest Communications Holdings LLC, except to the extent of his pecuniary interest in those shares.

(5)	Includes 2,774,833 shares held by Martin G. Tobias directly and through family trusts, and 41,696 shares held by Martin G. Tobias as custodian for Finn Tobias under the Washington Uniform Transfers to Minors Act. Mr. Tobias’ shares are subject to a voting proxy in favor of the Company that Mr. Tobias executed in connection with a certain loan that the Company made to Mr. Tobias. Under the proxy, Mr. Tobias granted the Board of Directors of the Company an irrevocable proxy, with full power of substitution, to vote any and all shares of Company common stock owned by Mr. Tobias, in its discretion, on all matters that may properly come before any meeting of the Company’s stockholders. The proxy terminates on the later of January 31, 2003 or the repayment of all principal and accrued interest on the loan.

(6)	Consists of 1,000,000 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003. Mr. Sbona is Chairman and Chief Executive Officer of Regent Pacific Management Corporation and was elected to the Company’s Board of Directors on February 4, 2003. See Recent Events.

(7)	Consists of 6,000 shares owned by Mr. Baker pursuant to the Company’s Employee Stock Purchase Plan, 587,500 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003, and 144,231 shares awarded to Mr. Baker effective April 30, 2002. Mr. Baker resigned as Chairman and Chief Executive Officer of the Company on February 3, 2003. See Recent Events. Upon the resolution of certain issues, Mr. Baker may be entitled to an additional 631,250 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003

(8)	Consists of 667,418 shares beneficially owned by Digital Coast Ventures. Mr. Heymann is one of our directors and a principal of Digital Coast Ventures. Mr. Heymann disclaims beneficial ownership of shares held by Digital Coast Ventures, except to the extent of his pecuniary interest in those shares.

(9)	Consists of 240,625 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

(10)	Consists of 9,000 shares owned by Mr. Dougherty, 7,562 shares owned by Mr. Dougherty pursuant to the Company’s Employee Stock Purchase Plan, and 146,250 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

(11)	Consists of 26,250 shares held by Johan C. Liedgren and 86,250 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

(12)	Consists of 11,950 shares held by Anthony J. Bay, 50 shares held by his son, and 86,250 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003. Mr. Bay disclaims beneficial ownership of all securities held by his son.

(13)	Consists of 1,562 shares owned by Mr. Goade pursuant to the Company’s Employee Stock Purchase Plan, and 86,938 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

(14)	Consists of 64,001 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

(15)	Philip J. Gioia is a principal at Regent Pacific Management Corporation and was appointed as the Company’s President and Chief Executive Officer on February 4, 2003. See Recent Events.

(16)	Consists of 9,470,882 shares held beneficially by our directors and executive officers as a group on February 13, 2003, 9,124 shares owned under the Company’s Employee Stock Purchase Plan and 1,736,564 shares issuable upon exercise of outstanding options within 60 days of February 13, 2003.

STOCKHOLDERS’ PROPOSALS

     To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must have submitted your proposal in writing by December 18, 2002 to Jerold J. Goade Jr., Chief Financial Officer, 1130 Rainier Avenue South, Seattle, Washington 98144.

     If you submit a proposal for the 2003 Annual Meeting after December 18, 2002, management may, or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

     Proposals of stockholders intended to be considered at the 2003 Annual Meeting of Stockholders but not included in the Company’s proxy statement for that meeting must be received by the Company at the above address no earlier than January 23, 2003 and no later than February 22, 2003.

OTHER MATTERS

     Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by directors, officers and employees of the Company in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained Mellon Investor Services, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our special meeting at a cost of approximately $12,000 (includes an estimate of $2,500 for reasonable out-of-pocket expenses). As required, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

     Certain information contained in this Proxy Statement relating to the security holdings of our directors and officers is based upon information received from the individual directors and officers.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/	Eric J. Dale

Eric J. Dale Secretary

Seattle, Washington
February 18, 2003

Appendix A

This Certificate of Amendment reflects the one-for-twenty Reverse Split ratio.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF LOUDEYE CORP.

     LOUDEYE CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on January 24, 2003 with respect to the amendment and restatement of Article IV of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”):

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

"(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, each with a par value of $0.001 per share. One hundred million (100,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) At the time this amendment becomes effective (the “Effective Date”), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this Paragraph (C) as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-twentieth of a share of Common Stock, par value $.001 per share (referred to in this Paragraph (C) as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the “New Certificate”, whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nineteen-twentieths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the one-tent h of one cent ($.001) par value of each such share.”

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Loudeye Corp. has caused this Certificate to be signed by Philip J. Gioia, its President and Chief Executive Officer, this      day of      , 2003.

LOUDEYE CORP.

By:	/s/

Philip J. Gioia President and Chief Executive Officer

This Certificate of Amendment reflects the one-for-fifteen Reverse Split ratio.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF LOUDEYE CORP.

     LOUDEYE CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on January 24, 2003 with respect to the amendment and restatement of Article IV of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”):

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

"(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, each with a par value of $0.001 per share. One hundred million (100,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) At the time this amendment becomes effective (the “Effective Date”), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this Paragraph (C) as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-fifteenth of a share of Common Stock, par value $.001 per share (referred to in this Paragraph (C) as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the “New Certificate”, whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of fourteen-fifteenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the one-tent h of one cent ($.001) par value of each such share.”

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Loudeye Corp. has caused this Certificate to be signed by Philip J. Gioia, its President and Chief Executive Officer, this      day of      , 2003.

LOUDEYE CORP.

By:	/s/

Philip J. Gioia President and Chief Executive Officer

This Certificate of Amendment reflects the one-for-ten Reverse Split ratio.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF LOUDEYE CORP.

     LOUDEYE CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on January 24, 2003 with respect to the amendment and restatement of Article IV of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”):

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

"(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, each with a par value of $0.001 per share. One hundred million (100,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) At the time this amendment becomes effective (the “Effective Date”), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this Paragraph (C) as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-tenth of a share of Common Stock, par value $.001 per share (referred to in this Paragraph (C) as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the “New Certificate”, whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the one-tenth of one cen t ($.001) par value of each such share.”

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Loudeye Corp. has caused this Certificate to be signed by Philip J. Gioia, its President and Chief Executive Officer, this      day of      , 2003.

LOUDEYE CORP.

By:	/s/

Philip J. Gioia President and Chief Executive Officer

PROXY

COMMON STOCK

LOUDEYE CORP.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Philip J. Gioia and Jerold J. Goade Jr., and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Loudeye Corp. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101 at 1:00 p.m., local time, on Tuesday, March 11, 2003, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

(continued, and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  Detach here from proxy voting card.  Δ

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF THE THREE VARIATIONS OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK, $0.001 PAR VALUE PER SHARE (THE “COMMON STOCK”), AND TO GRANT THE COMPANY’S BOARD OF DIRECTORS THE AUTHORITY, IN ITS SOLE DISCRETION, TO:	☐	☐	☐	I will attend the Meeting.	☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
(i) DETERMINE THE RATIO FOR THE REVERSE STOCK SPLIT AT ONE-FOR-TWENTY, ONE-FOR- FIFTEEN OR ONE-FOR-TEN, OR

(ii) NOT TO COMPLETE THE REVERSE STOCK SPLIT.

2.	In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Signature _________________________________ Signature___________________________________ Dated: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Δ  Detach here from proxy voting card.  Δ